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EXHIBIT 10.2

REGAL ENTERTAINMENT GROUP

2002 STOCK INCENTIVE PLAN

Section 1.    General Purpose of Plan; Definitions

        The name of this plan is the Regal Entertainment Group 2002 Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board (defined below) on May 3, 2002. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company. Any of the Awards (defined below), may be made as performance incentives or to reward attainment of annual or long-term performance goals in accordance with the terms hereof.

        For purposes of the Plan, the following terms shall be defined as set forth below:

(a)
"Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

(b)
"Annual Incentive Award" means any Award made subject to the attainment of performance goals over a performance period of up to one year.

(c)
"Award" means any grant of an Option or Restricted Stock under the Plan.

(d)
"Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(e)
"Board" means the Board of Directors of the Company.

(f)
"Cause" means, as determined by the Board, unless otherwise provided in an Award Agreement, (i) any willful breach of any material written policy of the Company that results in material and demonstrable liability or loss to the Company; (ii) the engaging by the Participant in conduct involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to the Company, including, but not limited to, misappropriation or conversion of assets of the Company (other than nonmaterial assets); (iii) any conviction of or entry of a plea of nolo contendere to a felony; or (iv) any material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements between a Participant and the Company or any Parent or Subsidiary hereof.

(g)
"Change in Control" shall be deemed to have occurred, unless otherwise defined in an Award Agreement, upon both of the following occurring: (A) acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Anschutz Company, The Anschutz Corporation, Anschutz Investment Fund, LP or any entity or organization controlled by Philip F. Anschutz (collectively, the "Anschutz Entities"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Power"); and (B) such beneficial ownership (as so defined) by such individual, entity or group of more than 20% of the Voting Power shall then exceed the beneficial ownership (as so defined) by the Anschutz Entities of the Voting Power.

(h)
"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(i)
"Committee" means any committee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(j)
"Common Stock" means the common stock designated Class A, par value $0.001 per share, of the Company.

(k)
"Company" means Regal Entertainment Group, a Delaware corporation or any successor corporation.

(l)
"Covered Employee" means a Participant who is a covered employee within the meaning of Code Section 162(m).

(m)
"Disability" means, when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code.

(n)
"Eligible Recipient" means an officer, director, employee, consultant or advisor of, or one who has accepted an offer to be so by, the Company or of any Parent or Subsidiary.

(o)
"Exercise Price" means the per share price, if any, at which a holder of an Award may purchase the Shares issuable upon exercise of the Award.

(p)
"Fair Market Value" of a share of Common Stock as of a particular date shall mean: (1) until such time as shares of Common Stock are listed on a national securities exchange or traded in an over-the-counter market, the fair market value of a share of Common Stock as determined by the Board in good faith based on all of the relevant facts and circumstances and (2) after such time as shares of Common Stock are listed on a national or regional securities exchange or traded in an over-the-counter market, (i) the closing price per share of Common Stock on the national or regional securities exchange on which such stock is principally traded or (ii) if Common Stock is not listed or admitted for trading on any such exchange, the closing price as reported by the NASDAQ Stock Market or over-the-counter market, in each case on such date or, if such stock was not traded on such date, on the last preceding date on which there was a sale of Common Stock.

(q)
"Incentive Stock Option" means any Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

(r)
"Nonqualified Stock Option" means any Option that is not an Incentive Stock Option.

(s)
"Option" means an option to purchase Shares granted pursuant to Section 6 below.

(t)
"Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(u)
"Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Options and/or awards of Restricted Stock.

(v)
"Performance Award" means an Award made subject to the attainment of performance goals over a period of up to ten (10) years.

(w)
"Permanent Disability" means any medically determinable physical or mental condition that the Administrator, in its discretion, finds to permanently prevent a Participant from performing the material duties of his or her current employment. If a Participant makes application for disability benefits under the Company's long-term disability program, as now in effect or as hereafter amended, and qualifies for such benefits, the Participant shall be presumed to qualify as permanently disabled under this Plan.

(x)
"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(y)
"Retirement" means termination by the Participant of employment or service with the Company or any Parent or Subsidiary on or after reaching the normal retirement age of sixty-five.

(z)
"Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 7 below.

(aa)
"Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 and 5, and any successor security.

(ab)
"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.    Administration.

(a)
The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority:

(i)
to select those Eligible Recipients who shall be Participants;

(ii)
to determine whether and to what extent Options or awards of Restricted Stock or other Awards are to be granted hereunder to Participants;

(iii)
to determine the number of Shares to be covered by each Award granted hereunder;

(iv)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v)
to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or awards of Restricted Stock or other Awards granted hereunder;

(vi)
to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii)
to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) in its sole discretion and to otherwise supervise the administration of the Plan.

(b)
The Administrator may, in its discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable or vested, waive or amend the operation of Plan provisions respecting, exercise after termination of employment or otherwise adjust any of the terms of such Option, and (ii) accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or otherwise adjust any of the terms applicable to any such Award; provided that no action under this Section 2(b) shall adversely affect any outstanding Award without the consent of the holder thereof.

(c)
As a condition to any subsequent Award, the Administrator may, at its discretion, require Participants to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Administrator at the time the new Award is made. The Administrator may, in its discretion, make Awards in substitution or exchange for any other award under another plan of the Company, any Parent or Subsidiary thereof, or any business entity to be acquired by the Company or Parent or Subsidiary thereof.

(d)
All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.    Shares Subject to Plan.

        The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 11,194,354 Shares. Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        To the extent that (i) an Option expires or is otherwise terminated without being exercised, or (ii) any Shares subject to any award of Restricted Stock are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan. If in connection with the exercise of an Option, or any Shares are withheld by the Company as payment of the exercise price or income taxes, any Shares have been pledged as collateral for indebtedness incurred by a Participant and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

Section 4.    Eligibility.

        Eligible Recipients may be granted Options and/or Restricted Stock. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients.

        The Administrator shall have the authority to grant to any Eligible Recipient who is an employee of the Company or of any Parent or Subsidiary (including directors who are also officers of the Company) Incentive Stock Options, Nonqualified Stock Options, or both types of Options, and/or Restricted Stock. Directors of the Company or of any Parent or Subsidiary, consultants or advisors who are not also employees of the Company or of any Parent or Subsidiary may only be granted Options that are Nonqualified Stock Options and/or Restricted Stock.

        During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, but only after such time as the reliance period described in Treasury Regulation Section 1.162-27(f)(2) has expired:

  (i)
  The maximum number of Shares subject to Options that can be awarded under the Plan to any person eligible for an Award is 2,000,000 per year; and

  (ii)
  The maximum number of Shares that can be awarded under the Plan, other than pursuant to an Option to any person eligible for an Award is 2,000,000 per year.

The preceding limitations are subject to adjustments as provided in the Plan.

Section 5.    Corporate Reorganization; Change in Control.

        (a)    Reorganization of Company.    Except as provided otherwise by the Administrator at the time an Award is granted, upon the occurrence of any of the following events, if the notice required by Section 5(b) shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Sections 5(b) and 5(c), without the necessity for any additional notice or other action by the Board or Company: (a) the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company); or (c) the dissolution or liquidation of the Company.

        (b)    Required Notice.    At least 30 days prior written notice of any event described in Section 5(a) shall be given by the Company to each Option holder and Participant unless (a) in the case of the events described in clause (a) or (b) of Section 5(a), the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the equitable assumption of the outstanding Options or the equitable substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option holder shall have the right thereafter, subject to the terms of the assumed or substituted Options, to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Shares failed to exercise any rights of election and received per share of the kind and amount received per share by a majority of the non-electing shares), (b) the Company, or the successor or purchaser, as the case may be, shall make an equitable adjustment of outstanding Awards (other than Options) so that thereafter, subject to the terms and conditions of the adjusted Awards, such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance (assuming such holder of Shares failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-elected shares). The provisions of this Section 5 shall similarly apply to successive mergers, consolidations, reorganizations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by registered or certified mail, postage prepaid, at such Participant's address last known to the Company.

        (c)    Acceleration of Exercisability.    Participants notified in accordance with Section 5(b) may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. Upon the giving of notice in accordance with Section 5(b), all restrictions with respect to Restricted Stock shall lapse immediately. Any Options that are not assumed or substituted under clauses (a) or (b) of Section 5(b) that have not been exercised prior to the event described in Section 5(a) shall automatically terminate upon the occurrence of such event.

        (d)    Adjustments.    In the event of any stock dividend, extraordinary cash dividend or other change in the corporate structure affecting the Common Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind, number and Exercise Price of Shares subject to outstanding Options granted under the Plan and (iii) the kind, number and purchase price of Shares subject to outstanding awards of Restricted Stock granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion, so as not to enlarge or diminish the value of the Options or the awards of Restricted Stock. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment of the Fair Market Value thereof in cash or other property.

        (e)    Change in Control.    Unless provided otherwise by the Administrator at the time of the grant of an Award, notwithstanding any other provision of the Plan, upon a Change in Control of the Company (i) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees or consultants of the Company; and (ii) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse without any further action or passage of time.

Section 6.    Options.

        Options may be granted alone or in addition to other awards of Restricted Stock granted under the Plan. Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each

Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder.

        The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. The Award Agreement shall specify the type of Option being granted. To the extent that any Option purporting to be an Incentive Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.

        Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

        (a)    Option Exercise Price.    The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Common Stock on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Parent or Subsidiary), and (ii) in the case of Nonqualified Stock Options, to the extent required at the time of grant by California "Blue Sky" law, be less than 85% of the Fair Market Value of the Common Stock on such date and in no event be less than the par value of the Common Stock. Notwithstanding the foregoing, if a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Option is granted to such Participant, the Exercise Price of such Option, to the extent required at the time of grant by California "Blue Sky" law with respect to any Option, shall be no less than 110% of the Fair Market Value of the Stock on the date such Option is granted.

        (b)    Option Term.    The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

        (c)    Exercisability.    Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant; provided, however, that, to the extent required at the time of grant by California "Blue Sky" law, Options granted to individuals other than officers, directors or consultants of the Company shall be exercisable at the rate of at least 20% per year over five years from the date of grant. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion.

        (d)    Method of Exercise.    Subject to Section 6(c), Options may be exercised in whole or in part at any time during the Option Period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by (i) payment in full of the aggregate Exercise Price of the Shares so purchased in cash; (ii) delivery of outstanding shares of Common Stock that have been owned by you for more than six months with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options' exercise; (iii) to the extent a public market for the Common Stock exists as determined by the Company, simultaneous sale through a broker reasonably acceptable to the Administrator of Shares acquired on exercise, as permitted under

Regulation T of the Federal Reserve Board; or (iv) any combination of the foregoing that fully satisfies the aggregate Exercise Price of the shares being purchased.

        In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the Exercise Price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, of such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

        (e)    Non-Transferability of Options.    Except as otherwise permitted by the Administrator or in the Award Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution.

        (f)    Termination of Employment or Service.    Upon the termination of a Participant's employment or service with the Company and its Parent and Subsidiaries for any reason (including, without limitation, by reason of the Participant' s continuing employment with a subsidiary following the sale of such Subsidiary) other than due to death, Permanent Disability or Retirement, which are discussed in Section 8 below, any Shares subject to an Option that have not vested prior to such termination, shall immediately expire as of the date of such termination (the "Termination Date," except as provided in the applicable Award Agreement). If a Participant's employment with, or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates for any reason other than Cause, any vested Option or vested portion thereof may thereafter be exercised to the extent that it is exercisable at the time of such termination. Incentive Stock Options not exercised by such Participant within three (3) months after the date of termination (or within one (1) year after a termination caused by Disability) will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the Code. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for a period equal to the shorter of three (3) years (or six (6) months in the event the Company previously consummated an initial underwritten public offering of its equity securities pursuant to an effective registration statement filed under the Securities Act) following the Participant's termination of employment or service with the Company or any Parent or Subsidiary for any reason (other than Cause) or the unexpired term of the Option. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term. Unless provided otherwise in an Award Agreement or in the Administrator's discretion any time thereafter, in the event of the termination of an Optionee's employment for Cause, all outstanding Options, vested or not vested, granted to such Participant shall expire on the date of such termination.

        (g)    Incentive Stock Options.    An Option shall constitute an Incentive Stock Option only (i) if the Participant is an employee of the Company or a Parent or Subsidiary thereof, (ii) to the extent specifically provided in the related Award Agreement, and (iii) to the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year is less than or equal to $100,000 (as determined in accordance with Section 422(d) of the Code), with the portion of such Incentive Stock Options in excess of $100,000 being treated as Nonqualified Stock Options. This limitation shall be applied by taking Options into account in the order in which they are granted.

        (h)    Rights as Shareholder.    An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 11 hereof and, if requested, has given the representation described in paragraph (b) of Section 12 hereof, and, upon becoming a shareholder, the Participant shall become a party to and be bound by the conditions of the Stockholders' Agreement as provided in the Award Agreement.

        (i)    Repurchase Rights.    Unless the Administrator determines otherwise, the Award Agreement pertaining to the Option, shall grant the Company a repurchase option with respect to Shares obtained upon the exercise of an Option. Such repurchase option shall be exercisable, at the discretion of the Board, upon the voluntary or involuntary termination of the Participant's service with the Company for any reason including, without limitation, for death, Permanent Disability or Retirement and must be exercised, except to the extent otherwise required by California law, within one year following such termination or within one year of exercise of an option that is exercised after the date of such termination, whichever is later. The purchase price for the Shares repurchased pursuant to the Award Agreement pertaining to the Option shall be no less than the Fair Market Value of the Shares on the date of termination, and may be paid by cancellation of any indebtedness of the Participant to the Company. Such repurchase option shall terminate upon the consummation of an initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act.

Section 7.    Restricted Stock.

        Awards of Restricted Stock may be issued either alone or in addition to Options granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded; the purchase price to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 7(b)(ii)) applicable to awards of Restricted Stock. The Administrator may also condition the grant of the award of Restricted Stock upon the exercise of Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

        (a)    Awards and Certificates.    The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award (a "Restricted Stock Award Agreement") and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 7(c), each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

        The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

        (b)    Restrictions and Conditions.    The awards of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

  (i)
  The price per Share, if any, that a Participant must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant but, to the extent required at the time of grant by California "Blue Sky" law, such price shall not be less than 85% of the Fair Market Value of the Stock on such date or at the time the purchase is consummated. In no event may the purchase price be less than the par value of the Common Stock. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an award of Restricted Stock is granted to such Participant, the purchase price of such Award, to the extent required at the time of grant by California "Blue Sky" law with respect to any Option, shall be no less than 100% of the Fair Market Value of the Common Stock on the date such award of Restricted Stock is granted or the date the purchase is consummated.

  (ii)
  Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such Award, during such period as may be set by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, hypothecate, dispose, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion.

        (c)    Rights as Stockholder.    Except as provided in Section 7(a) and subject to the terms and conditions of the Shareholders' Agreement, or as otherwise provided in a Restricted Stock Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

        (d)    Repurchase Rights.    Unless the Administrator determines otherwise, the Restricted Stock Award Agreement shall grant the Company a repurchase option exercisable, at the discretion of the Board, upon the voluntary or involuntary termination of the Participant's service with the Company for any reason including, without limitation, for death, Permanent Disability or Retirement which must be exercised, except as otherwise provided by California "Blue Sky" law, within one year following such termination. The purchase price for unrestricted Shares repurchased pursuant to the Restricted Stock Award Agreement shall be no less than the Fair Market Value of the Shares on the date of termination, and may be paid by cancellation of any indebtedness of the Participant to the Company. The purchase price for all other Shares repurchased pursuant to the Restricted Stock Award Agreement may be paid by cancellation of any indebtedness of the Participant to the Company and shall be the lesser of the Fair Market Value on the date of termination, or the purchase price paid by the Participant. Such repurchase options shall lapse at a rate determined by the Administrator; provided that, to the extent required at the time of grant by California "Blue Sky" law, for awards of Restricted Stock granted to Participants other than officers, directors or consultants of the Company, the repurchase option with respect to Shares that are subject to forfeiture shall lapse at the rate of at least 20% per year over five years from the date of grant, and the repurchase option with respect to unrestricted Shares shall terminate upon the consummation of an initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act.

        (e)    Termination of Employment or Service.    Unless the Administrator otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon a Participant's termination of employment or service, any Restricted Stock held by such Participant that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Participant shall have no further rights with respect to such Award, including, but not limited to, any right to vote or any right to receive dividends with respect to shares of Restricted Stock.

Section 8.    Acceleration of Vesting upon Death, Permanent Disability, and Retirement

        Unless otherwise provided in an Award Agreement, a Participant shall immediately become 100 percent Vested in all of his or her outstanding Options or Restricted Stock upon the occurrence of the Participant's death, Permanent Disability or Retirement while the Participant is in the employ or service of the Company or any Parent or Subsidiary.

Section 9.    Performance and Annual Incentive Awards.

        (a)    Performance Conditions.    The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under this Section 9 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

        (b)    Performance or Annual Incentive Awards Granted to Designated Covered Employees.    If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9.

        (c)    Performance Goals Generally.    The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

        (d)    Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) earnings before interest expense, taxes, depreciation and amortization; (vi) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (vii) operating margin; (viii) earnings per share; (ix) return on equity; (x) return on capital; (xi) return on investment; (xii) operating earnings; (xiii) working capital; (xiv) ratio of debt to stockholders' equity and (xv) revenue.

        (e)    Timing For Establishing Performance Goals.    Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

        (f)    Performance or Annual Incentive Award Pool.    The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

        (g)    Settlement of Performance or Annual Incentive Awards; Other Terms.    Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards.

        (h)    Written Determinations.    All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

        (i)    Status of Section 9 Awards Under Code Section 162(m).    It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 9 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 9, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term "Covered Employee" as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 10.    Parachute Limitations.

        Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Parent of a Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a "Benefit Arrangement"), if the Participant is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Stock held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

Section 11.    Amendment and Termination.

        The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. To the extent necessary and desirable, the Board shall obtain approval of the shareholders (as described below), for any amendment that would:

(a)
except as provided in Section 5 of the Plan, increase the total number of Shares reserved for issuance under the Plan;

(b)
change the class of officers, directors, employees, consultants and advisors eligible to participate in the Plan; or

(c)
extend the maximum Option period under Section 6(b) of the Plan.

        The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 2 and to Section 5 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

        Notwithstanding the foregoing, the Plan shall terminate upon the sale of all or substantially all of the assets of the Company, or a distribution of all or substantially all of the assets of the Company to its shareholders, or the merger or reorganization of the Company if the Company is not the surviving entity and the Plan is not assumed in connection therewith.

Section 12.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 13.    Withholding Taxes.

(a)
Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto.

(b)
Unless otherwise determined by the Administrator, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares deliverable upon grant or vesting of Restricted Stock) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or the delivery of Restricted Stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the Shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold Shares of Common Stock pursuant to this Section 11(b), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(d) with respect to the delivery or withholding of Common Stock in payment of the Exercise Price of Options.

Section 14.    General Provisions.

(a)
Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

(c)
All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d)
The Company's repurchase of any Shares shall be subject to the terms of any credit or loan agreement or similar arrangement to which the Company may be a party.

(e)
Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(f)
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, which shall include, without limitation, compliance with Section 11(b) hereof, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(g)
No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(h)
To the extent applicable, pursuant to the provisions of Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant and to each individual who acquires Common Stock pursuant to the Plan, not less frequently than annually during the period such Participant or purchaser has one or more awards granted under the Plan outstanding, and, in the case of an individual who acquires Common Stock pursuant to the Plan, during the period such individual owns such Common Stock, copies of the Company's annual financial statements. The Company shall not be required to provide such statements to key employees of the Company whose duties in connection with the Company assure their access to equivalent information.

(i)
To the extent applicable, the provisions of Sections 260.160.41, 260.140.42 and 260.140.45 of Title 10 of the California Code of Regulations are incorporated herein by reference.

(j)
Unless the Committee expressly provides otherwise, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, for such period as the Company or its underwriters may request and subject to such other provisions as the Committee may deem necessary or desirable, the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any Option or other contract for the purchase of, purchase any Option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters.

(k)
If the shares of Common Stock are not listed on a national securities exchange or traded in an over-the-counter market, then at the end of the Company's fiscal year containing the fifth anniversary of the Effective Date, the Company shall obtain an appraisal of the fair market value of a share of Common Stock as of the end of such fiscal year prepared within 90 days of the end of such fiscal year by an independent appraiser selected by the Board of Directors.

(l)
No provision in the Plan or any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or Parent or Subsidiary or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payment to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or positions of the Participant, so long as such Participant continues to be a director, officer, employee, consultant, or adviser of the Company or Parent or Subsidiary. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amount in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.

Section 15.    Shareholder Approval; Effective Date of Plan.

(a)
The grant of any Award hereunder shall be contingent upon shareholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

(b)
Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of May 3, 2002 (the "Effective Date").

Section 16.    Term of Plan.

        No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 17.    Severability

        Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

Section 18.    Governing Law.

        The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

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  EXHIBIT 10.2